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               [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]


December 28, 2000

CareScience, Inc.
3600 Market Street
6th Floor
Philadelphia, PA 19104

              Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel to CareScience, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 2,548,632 shares (the "Shares") of Common Stock, no par value per share, which may be issued under the Company's Amended and Restated 1995 Equity Compensation Plan and the 1998 Time Accelerated Restricted Stock Option Plan (collectively, the "Plans").

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, the Amended and Restated Articles of Incorporation of the Company, the Amended Bylaws of the Company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the following opinion:

     The Shares, when issued in accordance with the terms of the Plans will be duly authorized, validly issued, fully paid and non-assessable.

     We are expressing the opinion above as members of the Bar of the Commonwealth of Pennsylvania and express no opinion as to any law other than the Pennsylvania Business Corporation Law (the "PBCL"), the applicable provisions of the Pennsylvania Constitution and the reported decisions interpreting the PBCL.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                         /s/ Morgan, Lewis & Bockius LLP